Exhibit 10.21A

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 1st day of August, 2007, by and among MHI HOSPITALITY CORPORATION, MHI HOSPITALITY, L.P., MHI HOSPITALITY TRS HOLDING, INC., PHILADELPHIA HOTEL ASSOCIATES LP, BROWNESTONE PARTNERS, LLC, MHI GP LLC, LOUISVILLE HOTEL ASSOCIATES, LLC, and MHI HOSPITALITY TRS, LLC, BRANCH BANKING AND TRUST COMPANY, as Administrative Agent and a Bank, KEYBANK NATIONAL ASSOCIATION, MANUFACTURERS AND TRADERS TRUST COMPANY and REGIONS BANK (collectively referred to herein as the “Lenders”).

RECITALS:

The Borrowers, the Guarantors, the Administrative Agent and the Lenders have entered into a certain Credit Agreement dated as of May 8, 2006 (referred to herein as the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrowers and Guarantors have requested that: (1) 2.06(a) of the Credit Agreement be amended as set forth herein; and (2) the definitions of “Asset Value” and “Termination Date” contained in the Credit Agreement be amended as set forth herein.

The Borrowers and Guarantors have requested the Administrative Agent and the Lenders to amend the Credit Agreement to modify certain additional provisions of the Credit Agreement as more fully set forth herein. The Lenders, the Administrative Agent, the Guarantors and the Borrowers desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01. Amendment to Section 1.01. The definitions of “Asset Value” and “Termination Date” set forth in Section 1.01 of the Credit Agreement are amended and restated to read in their entirety as follows:

“Asset Value” shall be determined as of the end of each Fiscal Quarter and shall mean for: (a) a Stabilized Eligible Property or Stabilized Hotel Property, (i) the NOI of such Property for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters divided by (ii) 8.5%; and (b) a Newly Acquired Hotel Property, the Net Book Value of such Newly Acquired Hotel Property, plus accumulated depreciation.

“Termination Date” means May 8, 2011.

SECTION 2.02. Amendment to Section 2.06(a). Section 2.06(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

(a) “Applicable Margin” shall be determined quarterly based upon the Total Leverage Ratio (calculated as of the last day of each Fiscal Quarter), as follows:

Total Leverage Ratio	Euro-Dollar Advances and Letters of Credit	Base Rate Advances
Greater than 0.40	2.125%	0
Greater than 0.25 but less than or equal to 0.40	1.875%	0
Less than or equal to .25	1.625%	0

The Applicable Margin shall be determined effective as of the date (herein, the “Rate Determination Date”) which is 50 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 50 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including August 1, 2007, to but excluding the Rate Determination Date next following August 1, 2007, the Applicable Margin shall be (A) 0% for Base Rate Advances, and (B) 2.125% for Euro-Dollar Advances and Letter of Credit Advances, (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 95 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Lenders the financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which the Borrowers shall deliver to the Lenders the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrowers shall deliver to the Lenders annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Margin shall be determined as if the Total Leverage Ratio was more than 0.40 at all times during such period; provided that at the election of the Required Lenders, the principal amount of the Advances shall bear interest at the Default Rate. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Advance and in the fees applicable to each Letter of Credit on such Rate Determination Date; provided, that no Applicable Margin shall be decreased pursuant to this Section 2.06 if a Default is in existence on the Rate Determination Date.

SECTION 3. Conditions to Effectiveness. Subject to Section 6 of this Amendment, the effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:

(a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) receipt by the Administrative Agent of such amendments to the Loan Documents (excluding items to be delivered pursuant to Section 6) in form and content, satisfactory to the Administrative Agent, and other documents and information, all as the Administrative Agent shall reasonably request;

(c) receipt by the Administrative Agent of all documents which the Administrative Agent or any Lender may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Amendment and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation an Officer’s Certificate, signed by the Secretary, an Assistant Secretary, a member, manager, partner, trustee or other authorized representative of the respective Loan Party, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party, authorized to execute and deliver the Amendment and other Loan Documents, and certifying whether or not any changes to the entity’s Organizational Documents has taken place since May 8, 2006, and certified copies of, if applicable, a certificate of the Secretary of State of such Loan Party’s State of organization as to the good standing or existence of such Loan Party; and a copy of the Organizational Action taken by the board of directors of the Loan Party or the members, managers, trustees, partners or other applicable Persons authorizing the Loan Party’s execution, delivery and performance of this Amendment;

(d) the fact that the representations and warranties of the Borrowers and Guarantors contained in Section 5 of this Amendment shall be true on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true on and as of such earlier date; and

(e) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. This amendment shall constitute a Loan Document under the terms of the Credit Agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrowers and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrowers and Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 5. Representations and Warranties. The Borrowers and Guarantors hereby represent and warrant to each of the Lenders as follows:

(a) No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof.

(b) The Borrowers and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrowers and Guarantors and constitutes the legal, valid and binding obligations of the Borrowers and Guarantors enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the performance by the Borrowers and Guarantors hereunder does not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrowers, or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other Organizational Documents of the Borrowers, or any Guarantor or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Guarantor is party or by which the assets or properties of the Borrowers, and Guarantors are or may become bound.

(e) The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Secured Parties, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

SECTION 6. Post First Amendment Effective Date Covenants. Within 30 days after the First Amendment Effective Date (or such extended period of time as agreed to by the Administrative Agent), the Administrative Agent shall have received from the Loan Parties, in form and substance satisfactory to the Administrative Agent: (i) fully executed, notarized and recorded amendments to each of the Mortgages encumbering the Mortgaged Properties; (ii) with respect to each Mortgaged Property, an endorsement to each Title Policy assuring the Administrative Agent that the Amendments to the Mortgages referenced in (i) above create valid and enforceable first priority mortgage liens on the respective Mortgaged Properties; and (iii) opinions of legal counsel to the Loan Parties for each jurisdiction in which the Mortgaged Properties are located and for each of the states in which the Loan Parties are organized.

SECTION 7. Counterparts; Governing Law. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 8. Effective Date. This Amendment shall be effective as of August 1, 2007 (the “First Amendment Effective Date”).

SECTION 9. Expenses. The Borrowers and Guarantors agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

SECTION 10. Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 11. Consent by Guarantors. The Guarantors consent to the foregoing amendments. The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed. In furtherance and not in limitation of the foregoing, the Guarantors acknowledge and agree that the “Guaranteed

Obligations” (as defined in the Credit Agreement) include, without limitation, the indebtedness, liabilities and obligations evidenced by the Notes and the Loans made and Letters of Credit issued under the Credit Agreement as hereby amended. The Guarantors hereby expressly agree that the Credit Agreement, as hereby amended, is in full force and effect.

SECTION 12. Amendment and Extension Fee. On the date hereof, the Borrowers and Guarantors shall pay to the Administrative Agent for the ratable account of each Lender an amendment and extension fee in an amount equal to the product of: (i) such Lender’s Revolver Commitment, times (ii) 0.10%.

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

LOUISVILLE HOTEL ASSOCIATES, LLC

By:	/s/ David R. Folsom	(SEAL)
Name:	David R. Folsom
Title:	Manager

MHI HOSPITALITY CORPORATION

By:	/s/ David R. Folsom	(SEAL)
Name:	David R. Folsom
Title:	Chief Operating Officer

MHI HOSPITALITY, L.P.
By:	MHI Hospitality Corporation, General Partner

By:	/s/ David R. Folsom	(SEAL)
Name:	David R. Folsom
Title:	Chief Operating Officer

MHI HOSPITALITY TRS HOLDING, INC.

By:	/s/ William J. Zaiser	(SEAL)
Name:	William J. Zaiser
Title:	Executive Vice President and Chief Financial Officer

PHILADELPHIA HOTEL ASSOCIATES LP
By:	MHI GP LLC, General Partner
By:	MHI Hospitality, LP, its sole member
By:	MHI Hospitality Corporation, General Partner

By:	/s/ David R. Folsom	(SEAL)
Name:	David R. Folsom
Title:	Chief Operating Officer

BROWNESTONE PARTNERS, LLC
By:	MHI Hospitality, LP, its sole member
By:	MHI Hospitality Corporation, General Partner

By:	/s/ David R. Folsom	(SEAL)
Name:	David R. Folsom
Title:	Chief Operating Officer

MHI HOSPITALITY TRS, LLC a Delaware limited liability company

By:	MHI Hospitality TRS Holding, Inc.,
A Maryland Corporation, its sole member

By:	/s/ William J. Zaiser	(SEAL)
Name:	William J. Zaiser
Title:	Executive Vice President and Chief Financial Officer

MHI GP LLC
By:	MHI Hospitality, LP, its sole member
By:	MHI Hospitality Corporation, General Partner

By:	/s/ David R. Folsom	(SEAL)
Name:	David R. Folsom
Title:	Chief Operating Officer

BRANCH BANKING AND TRUST COMPANY, as Administrative Agent and as a Lender

By:	/s/ James C. Stallings III	(SEAL)
Name:	James C. Stallings III
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Daniel Stegemoeller	(SEAL)
Name:	Daniel Stegemoeller
Title:	Senior Banker

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Chauncey Brooks III	(SEAL)
Name:	Chauncey Brooks III
Title:	Administrative Vice President

REGIONS BANK

By:	/s/ Robert Y. Bennett	(SEAL)
Name:	Robert Y. Bennett
Title:	Senior Vice President

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